SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 20, 2002
                                                          --------------



                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
              Exact name of registrant as specified in its charter




       DELAWARE                     File No. 1-8989           13-3286161
       --------                     ---------------           ----------
      (State or other              (Commission File          (IRS Employer
       jurisdiction of              Number)                   Identification
       incorporation)                                         Number)


              383 Madison Avenue, New York, New York            10179
              ---------------------------------------------------------
             (Address of principal executive offices)         (zip code)


       Registrant's telephone number, including area code: (212) 272-2000
                                                           --------------




                                 Not Applicable
                                 --------------
          (former name or former address, if changed since last report)

Item 5. Other Events
        ------------

Filed herewith is a copy of The Bear Stearns Companies Inc. (the "Company") Press Release, dated March 20, 2002, announcing earnings for the Company for the three months ended February 28, 2002, which includes the Unaudited Consolidated Statements of Income of the Company for the three months ended February 28, 2002 and February 23, 2001, and the three months ended November 30, 2001. All normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company's business is such that the results for any interim period are not necessarily indicative of the results for a full year.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

                  (a)   Financial Statements of business acquired:

                           Not applicable.

                  (b)   Pro Forma financial information:

                           Not applicable.

                  (c)   Exhibit:

                          (99)     Press Release, dated March 20, 2002.



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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          THE BEAR STEARNS COMPANIES INC.



                                          By:    /s/ Marshall J Levinson
                                                 -----------------------
                                                 Marshall J Levinson
                                                 Controller
                                                (Principal Accounting Officer)

Dated:   March 22, 2002



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                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                         Description
-----------                         -----------

(99)                       Press Release, dated March 20, 2002



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Contact: Elizabeth Ventura (212) 272-9251
         Kerri Kelly       (212) 272-2529


                         THE BEAR STEARNS COMPANIES INC.
                      REPORTS FIRST FISCAL QUARTER RESULTS;
                     DECLARES PREFERRED STOCK CASH DIVIDENDS

NEW YORK, New York -March 20, 2002-The Bear Stearns Companies Inc. (NYSE:BSC) today reported net earnings per diluted share of $1.29 for the first quarter ended February 28, 2002, up 21.7% from $1.06 per share for the quarter ended February 23, 2001. Net income for the first fiscal quarter of 2002 was $180.5 million, up 13.1% from $159.7 million for the comparable quarter a year ago. First quarter 2002 net revenues were $1.24 billion, up 2.1% from $1.21 billion for the quarter ended February 23, 2001. The annualized after-tax return on common stockholders' equity for the quarter ended February 28, 2002 was 15.2% and for the trailing 12-month period ended February 28, 2002 was 14.0%.

Commenting on the quarter, James E. Cayne, chairman and chief executive officer of Bear Stearns, said, "Our quarterly results demonstrate the benefit of a diversified portfolio of businesses in markets such as these. The fixed income franchise continued to show extremely strong results at a time when most other major sectors in the industry were experiencing persistent weakness. Record results were achieved in each of our principal fixed income product areas, with particularly strong performance from our industry-leading Mortgage-Backed Securities Department."

"In addition, the steps taken during fiscal 2001 to reduce operating costs and increase margins have had a positive effect on the current period's earnings. Having put many of the difficult decisions with respect to headcount and cost containment behind us, we are free to focus all of our energy on our top priority: serving our clients."



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A brief discussion of the firm's business  segments,  compared to the prior year quarter, follows:

CAPITAL MARKETS
---------------
Net revenues for the Capital Markets segment were $937.4 million for the quarter ended February 28, 2002, up 17.0% from $801.5 million for the first quarter last year.

o Institutional Equities net revenues were $247.9 million for the first quarter of 2002, down 27.3% versus $341.2 million for the comparable prior year quarter reflecting lower levels of capital market activity and volatility. Risk arbitrage revenues declined primarily due to the industrywide weakness in announced M&A transactions and convertible arbitrage revenues decreased as a result of reduced volatility and widening credit spreads.

o Fixed Income net revenues posted a record quarter at $548.2 million, up 61.0% from the $340.4 million reported for the quarter ended February 23, 2001. Fixed income net revenues increased substantially across the interest rate, credit and mortgage product areas; each of which achieved outstanding quarterly results.

o Investment Banking net revenues were $141.3 million for the quarter ended February 28, 2002, up 17.8% from $120.0 million for the quarter ended February 23, 2001. The increase in investment banking revenues is primarily due to improved equity and fixed income underwriting activity when compared with the same period in 2001. However, investment banking revenues continue to feel the impact of difficult equity capital markets conditions and lower levels of M&A activity.


GLOBAL CLEARING SERVICES
------------------------
Net revenues for Global Clearing Services were $187.4 million for the quarter ended February 28, 2002, down 16.3% from $223.9 million for the quarter ended February 23, 2001. This decline in net revenue reflected reduced net interest profits attributable to lower margin balances and reduced commission revenues. Average levels of customer margin debt and customer short balances have declined significantly from a year earlier. Average customer margin debt balances were $35.1 billion during the quarter ended February 28, 2002, as compared with $42.0 billion in the prior year quarter ended February 23, 2001. Customer short balances experienced similar declines averaging $47.3 billion for the first quarter of 2002, as compared with $55.0 billion for the first quarter of 2001.



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WEALTH MANAGEMENT
-----------------
Wealth Management net revenues for the quarter ended February 28, 2002 were $123.2 million, down 14.8% from $144.6 million for the quarter ended February 23, 2001.

o Private Client Services revenues declined on lower levels of individual investor activity.

o As of February 28, 2002, total assets under management stood at $25.8 billion, up 20.0% from $21.5 billion at February 23, 2001. Alternative investment products under management were $6.8 billion as of February 28, 2002, a 47.9% increase from the end of the prior year's first fiscal quarter. Mutual funds under management also increased as of February 28, 2002 to $6.4 billion, up 23.1% from the end of the same period in 2001.


EXPENSES
--------
Compensation as a percentage of net revenues was 51.1% and 52.3% for the quarters ended February 28, 2002 and February 23, 2001, respectively. Non-compensation expenses were $332.0 million for the quarter ended February 28, 2002, up 1.9% from $325.7 million for the comparable prior year. Communications and technology, advertising and market development, and professional fee reductions were offset by approximately $19 million of non-recurring costs associated with relocation of our worldwide headquarters to 383 Madison Avenue.

The pre-tax, pre-CAP-Plan profit margin was 24.9% in the current quarter as compared with 23.4% in the comparable prior year period.



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


As of February 28, 2002 total capital, including stockholders' equity and long-term borrowings, was $31.1 billion. Book value as of February 28, 2002 was $34.95 per share, based on 147,040,102 shares outstanding.


Quarterly Preferred Cash Dividends Declared*
---------------------------------------------
The Board of Directors of The Bear Stearns Companies Inc. declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable
Rate Cumulative Preferred Stock, Series A, payable April 15, 2002 to stockholders of record on March 29, 2002. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable April 15, 2002 to stockholders of record on March 29, 2002.


Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. With approximately $31.1 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers prime broker and broker dealer clearing services, including securities lending. Headquartered in New York City, the company has approximately 10,350 employees worldwide. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.

--------

* A cash dividend on the common stock has not yet been declared. The next meeting of The Bear Stearns Companies Inc.'s Board of Directors is scheduled for March 26, 2002.

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                                       ***
                            Financial Tables Attached

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the Company's 2001 Annual Report to Stockholders which has been filed with the Securities and Exchange Commission.


A conference call to discuss the company's results will be held at 9:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-877-282-0743 (or 1-703-871-3073 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately
12:00 p.m. E.S.T. The passcode for the replay is 5879849. If you have any questions on how to obtain access to the conference call, please contact Kerri Kelly at 1-212-272-2529 or via email at kkelly@bear.com.



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